Exhibit 99.6

Accountants and Business Advisors

April 4, 2006

Mr. Brian Bullard Chief Accountant Division of Investment Management Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549-5546

Re:	National Presto Industries, Inc. – 2005 Annual Report on Form 10-K

Dear Mr. Bullard:

You have requested in your letter to Tom Walters, dated March 28, 2006, that Grant Thornton LLP provide you the basis for issuing an unqualified opinion on the National Presto Industries, Inc.’s (“Company”) 2005 Financial Statements. Further, you questioned why our Firm had not contacted you in advance of the Company filing its Form 10-K which contained our unqualified opinion. Per your request, we are providing this letter to answer those questions.

Request to Contact the Staff

In your letter, you have referenced a conference call with legal counsel for the Company where you indicated that SEC staff “believed professional standards would have prevented Grant Thornton from issuing an unqualified opinion on these financial statements...we requested that if Grant Thornton concluded it was able to issue an unqualified opinion, then we want to be informed of the basis for [that] conclusion prior to the Company filing its Form 10-K”. We believe that the reference to financial statements in your conversation and subsequent letter refers to the Company’s preparation and presentation of their Annual Financial Statements on a basis consistent with the requirements under Form 10-K of the 34 Act.

As we have separately communicated to you in telephone communications, we were not aware of the Staff’s request to communicate with you regarding our conclusion as to the form of audit opinion we would issue on the Company’s 2005 financial statements. Neither the Company nor its attorney told us of your request prior to the filing of the Form 10-K on March 16, 2006 nor did they tell us about this request subsequent to the filing. We first learned about this request upon the receipt of your letter dated March 28, 2006.

200 S. 6th Street 500 US Bank Plaza N Minneapolis MN 55402
T 612.332.0001
F 612.332.8361
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Basis for Unqualified Opinion

The following is a summary of the events and considerations that formed the basis for our conclusion to issue an unqualified opinion.

Background

In 2005, we were retained by the Audit Committee of the Company to perform an audit of the annual financial statements and of the Company’s internal control over financial reporting as contemplated by the Securities Exchange Act of 1934 (“34 Act”). In December 2005, we became aware of the court order directing the Company to register under the Investment Company Act of 1940 (“40 Act”). In light of the Company’s subsequent registration under the 40 Act, we spoke with management and the Audit Committee to determine the Company’s reporting obligations.

Based on conversations with Company management, we were aware that the Company had retained Mr. Martin Lybecker as legal counsel to assist in addressing the 40 Act reporting requirements. In our initial conversations with management and the Company’s legal counsel, we discussed a number of questions related to the form of any Investment Company Act filings including the appropriate form of filing for the year ended December 31, 2005. Management and legal counsel indicated that they would be initiating discussions with the SEC staff to attempt to obtain answers to such questions. We confirmed with the Audit Committee chairman that the Audit Committee wanted us to continue to audit the Company as an operating company under the 34 Act until instructed otherwise.

In early February 2006, Grant discussed with the Company and its legal counsel Grant’s ability to perform an audit of the Company as required under the 40 Act. In those conversations, we indicated that the Company needed to resolve several issues regarding 40 Act reporting requirements such as the appropriate financial statements and periods to be presented and the valuation of subsidiaries, among other issues.

On February 16, subsequent to the above discussions, we became aware that the SEC staff (Investment Management division) had sent an email to the Company’s legal counsel on February 15 stating that they would not object to the Company filing operating company financial statements presented on Form 10-K, provided that the filing include a pro forma footnote containing the investment company information. Pro forma information is generally presented in an unaudited footnote to give effect to past or future transactions or events. When we received a copy of the email, we noted that it also included a statement regarding the importance of the Company filing all available financial information, unaudited or audited, as an intermediate step in order to meet its filing deadline. We noted that the email indicated that the dialogue is anticipated to continue between the SEC staff, the Company and their representatives.

Subsequent to receiving that February 15 email, the Company informed us that their legal counsel had continued to discuss reporting issues with the SEC staff. We were informed that the SEC staff had indicated that on many of the questions posed by the Company’s legal counsel, they could not provide an immediate answer and would need to get back to them.

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In early March, the Company stated to us that they believed based on discussions with their legal counsel that they should continue to file operating company statements without a pro forma footnote containing the investment company information. Therefore, they prepared a footnote outlining their view as to the appropriateness of their filing along with their views as to the status of the communications with the SEC staff. The Company’s legal counsel described continued discussions he had with the Staff that focused on the significant uncertainties surrounding the development of financial information required of an investment company and the fact that until those questions were resolved the Company could not begin to prepare such statements. The Company’s legal counsel told us that the SEC staff would not object to the Company’s filing their operating statements on Form 10-K without inclusion of a pro forma footnote containing the 40 Act information until such time as the SEC responded to questions on how to prepare the information.

On March 10, 2006 we held discussions with the Company’s Audit Committee and management on this matter. We revisited the key events and discussions that had occurred since the Company’s registration as an investment company. A substantial portion of the discussion addressed the conversations and correspondence between the Company’s legal counsel and the SEC staff and the status of those discussions. Management provided input as to the findings, conclusions and recommendations of legal counsel. Based on those discussions, management recommended and the Audit Committee concurred that it would be appropriate for the Company to file the 2005 operating company statements without including a pro forma footnote containing the 40 Act information as it would not be possible at that time for the Company to prepare such information. The Audit Committee communicated to us that they believed that the Company should file their financial statements in compliance with the 34 Act requirements without a pro forma footnote containing the 40 Act information, and that such filings would not be deemed an illegal act. They indicated that they believed that they had an obligation to provide financial information to their shareholders and filing as recommended by the Company’s legal counsel was in the best interests of the shareholders until an agreement as to the form and substance of the 40 Act financial information could be developed pursuant to advice from the SEC staff.

On March 13, the Company’s legal counsel provided written representation to the Company, acknowledging our reliance on such representations, that the SEC staff would not object to the Company’s filing their operating statements on Form 10-K without a pro forma footnote containing the 40 Act information.

Accordingly, we concluded that based on the above, we could issue an unqualified opinion on the operating company statements included in the Form 10-K, however, based on the material uncertainty related to the filing, we concluded that an emphasis of a matter paragraph would be appropriate to call attention to the ongoing discussions between the Company and the Staff. The form of the paragraph is as follows:

As stated in Note I to the financial statements, pursuant to a federal court order the Company was required to register as an investment company under the Investment Company Act of 1940. The Company registered in December 2005. In January 2006, the Company filed an application to deregister. The timing of the Securities and Exchange Commission’s (“SEC”) staff review of the application for deregistration is not known at

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this time. The Company has disclosed that discussions regarding its application for deregistration and its reporting obligations are ongoing with the SEC. In the interim, the Company has not filed the financial statements that would be required under the Investment Company Act of 1940 nor has it included financial statements that would reflect the financial information of the Company as an investment company. The ultimate outcome of these matters and future actions of the SEC, if any, are not known at this time.

Conclusion

We believed that our unqualified opinion was supported by generally accepted auditing standards given, among other factors, the determination made by the Company and their legal counsel as to the acceptability to the SEC of filing operating company statements on Form 10-K on a transitional basis, and the fact that we highlighted the material uncertainty regarding the requirement for investment company statements in light of the ongoing discussions between the Staff and the Company. We have held discussions with the Company’s Audit Committee regarding the letters received and also their views on the Company’s response. We also note that in light of those communications and recent follow-on discussions with the Staff, we will revisit the issues highlighted in your March 28 letter.

We look forward to continued dialogue with the Staff regarding these matters and the development of those resolutions which are in the best interest of the investors and compliance with securities laws.

Please contact me at 612-677-5230, or our Senior Legal Counsel, Ken Cunningham at 312-602-8404 if you have any further questions or if I can provide any further clarification on our understanding of the facts related to this situation.

Sincerely,

Thomas C. Walters
Partner

Cc:

John Archambault, Managing Partner, National Professional Standards Group,
Tracy Berry, Deputy General Counsel
Ken Cunningham, Senior Legal Counsel
Michael Santay, Regional Partner, Professional Standards

MaryJo Cohen, CEO, National Presto Industries, Inc. Martin Lybecker, WilmerHale Joseph Stienessen, Audit Committee Chair, National Presto Industries, Inc.

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